Exhibit 12

                ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO


                                                      For the nine-month
                                                       periods ended                          For the year ended
                                                       September 30,                             December 31,
                                                    ---------------------   --------------------------------------------------------
     (in millions)                                    2005        2004        2004       2003        2002        2001        2000
                                                    ---------   ---------   ---------  ---------   ---------   ---------   ---------

1.  Income from operations before income
    taxes and cumulative effect of changes
    in acounting principle, after-tax              $     434   $     342   $     545  $     453   $     302   $     553   $     711
                                                   ---------   ---------   ---------  ---------   ---------   ---------   ---------

    Fixed Charges:

2.  Interest on indebtedness                       $       1   $       -   $       -  $       -   $       -   $       -   $       -

3.  Interest factor of annual rental expense               -           -           -          -           2           4           4
                                                   ---------   ---------   ---------  ---------   ---------   ---------   ---------

4.  Total fixed charges (2+3)                      $       1   $       -   $       -  $       -   $       2   $       4   $       4
                                                   ---------   ---------   ---------  ---------   ---------   ---------   ---------

5.  Income from operations before income
    taxes and fixed charges (1+4)                  $     435   $     342   $     545  $     453   $     304   $     557   $     715
                                                   =========   =========   =========  =========   =========   =========   =========


6.  Ratio of earnings to fixed charges
    before dividends on redeemable preferred
    securities and interest credited to
    contracholder funds (5/4)                          435.0X          -           -          -       152.0X      139.3X      178.8X
                                                   =========   =========   =========  =========   =========   =========   =========

7.  Dividends on redeemable preferred
    securities                                             2           2           2          2           3          20          20

8.  Total fixed charges and dividends on
    redeemable preferred securities(4+7)           $       3   $       2   $       2  $       2   $       5   $      24   $      24
                                                   ---------   ---------   ---------  ---------   ---------   ---------   ---------

9.  Income from continuing operations before
    income taxes, fixed charges and redeemable
    preferred securities (1+4+7)                   $     437   $     344   $     547  $     455   $     307   $     577   $     735
                                                   =========   =========   =========  =========   =========   =========   =========

10. Ratio of earnings to fixed charges,
    excluding interest credited to contractholder
    funds (A) (9/8)                                    145.7X      172.0X      273.5X     227.5X       61.4X       24.0X       30.6X
                                                   =========   =========   =========  =========   =========   =========   =========

11. Interest credited to contractholder funds      $   1,736   $   1,397   $   1,923  $   1,764   $   1,691   $   1,670   $   1,519

12. Total fixed charges including dividends on
    redeemable preferred securities and interest
    credited to contractholder funds (8+11)        $   1,739   $   1,399   $   1,925  $   1,766   $   1,696   $   1,694   $   1,543
                                                   ---------   ---------   ---------  ---------   ---------   ---------   ---------

13. Income from continuing operations before
    income taxes and fixed charges including
    interest credited to contractholder
    funds (1+12)                                   $   2,173   $   1,741   $   2,470  $   2,219   $   1,998   $  2,2472   $   2,254
                                                   =========   =========   =========  =========   =========   =========   =========

14.  Ratio of earnings to fixed charges (13/12)          1.2X        1.2X        1.3X       1.3X        1.2X        1.3X        1.5X
                                                   =========   =========   =========  =========   =========   =========   =========



 (A) In this presentation, interest credited to contractholder funds is excluded to promote transparency and allows users of this exhibit to quantify the impact of interest credited to contractholder funds on the ratio of earnings to fixed charges.